UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): January 15, 2026

The New York Times Company
(Exact name of registrant as specified in its charter)

New York		1-5837			13-1102020
(State or other jurisdiction of incorporation)		(Commission File Number)			(I.R.S. Employer Identification No.)
	620 Eighth Avenue,	New York,	New York	10018
	(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code:  (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	NYT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 15, 2026, the Compensation Committee (the “Committee”) of the Board of Directors of The New York Times Company (the “Company”) adopted and approved The New York Times Company Executive Severance Plan (the “Severance Plan”). The Severance Plan is intended to provide a standardized framework for the Company’s severance arrangements, to align with market practice and to further promote the attraction and retention of key executives, including the Company’s named executive officers (with the exception of the Company’s President and Chief Executive Officer, Meredith Kopit Levien, who is not eligible to participate in the Severance Plan, and instead is eligible to receive severance pursuant to the terms of her Employment Agreement with the Company, dated July 21, 2020 (the “CEO Employment Agreement”)).
On January 15, 2026, the Company and Ms. Kopit Levien entered into an amendment to the CEO Employment Agreement (the “Employment Agreement Amendment”) to align certain terms of the CEO Employment Agreement with those applicable to other executives and to be more consistent with the Company’s current business, as described below.
Both the Severance Plan and the Employment Agreement Amendment were developed in consultation with the Committee’s independent compensation consultant and the advice of counsel.
Severance Plan
The Severance Plan provides for the payment of severance and other benefits to eligible executives in the event the executive experiences a Qualifying Termination, which generally means a termination of the executive’s employment by the Company without Cause (as defined in the Severance Plan).
To be eligible to participate in the Severance Plan, an employee must: (i) be a member of the Company’s Executive Committee, as designated by the Chief Executive Officer or the Publisher of the Company, and/or be an officer for whom the Company is required to make filings under Section 16(a)(1) of the Securities Exchange Act of 1934 (a “Section 16 Officer”), (ii) have executed a restrictive covenant agreement, which remains in effect on the date of termination, and (iii) have not entered into an individual agreement that provides for severance or separation compensation. In the event that an eligible executive breaches the restrictive covenant agreement, the executive will cease to participate in the Severance Plan, will no longer be eligible to receive any payments or benefits under the Severance Plan (as described below), and the Company may seek to recover any payments and benefits previously provided to such executive under the Severance Plan.
If an eligible executive experiences a Qualifying Termination, and subject to the eligible executive’s execution of a general release of claims against the Company, the Severance Plan provides for the following payments and benefits:
•Cash severance, paid in substantially equal installments in accordance with regular payroll practices, equal to: (a) 52 weeks of base pay if the executive is a member of the Executive Committee; or (b) one week of base pay per six months of service, with a minimum of 26 weeks of base pay and a maximum of 52 weeks of base pay, if the executive is a Section 16 Officer who is not a member of the Executive Committee (each cash severance amount, the “Non-CiC Cash Severance Amount,” and the number of weeks during which the cash severance is paid, the “Non-CiC Severance Period”).

•If the executive has completed at least six months of service during the year in which they are terminated, a pro-rated annual incentive award for the year of employment termination; provided that if the executive is employed for the entire year, but is terminated prior to the payment date of their annual award, the executive will receive an award for the full performance year, determined in accordance with the terms of the Company’s annual incentive plan (the “AIP”). In the event that an executive is entitled to a greater benefit under the AIP than under the Severance Plan, the executive will receive the award under the AIP.
•Continued coverage under the Company’s group health plans for the Non-CiC Severance Period, at the same contribution rate as applicable to active employees; provided that if the executive becomes eligible to participate in a subsequent employer’s group health plan, such continued coverage will cease (except to the extent otherwise required by applicable law).
•Outplacement services at a level and in a manner determined by the Company for the Non-CiC Severance Period, not to exceed $25,000 or twelve months (whichever is first attained).
In the event an eligible executive who is a member of the Executive Committee experiences a Qualifying Termination or terminates their employment for Good Reason (as defined in the Severance Plan), in each case upon or within 12 months following a Change in Control (as defined in the Company’s 2020 Incentive Compensation Plan (the “Equity Plan”)), the Severance Plan provides the following payments and benefits to the eligible executive, subject to their execution of a general release of claims:
•A lump sum cash severance payment equal to one and a half times the executive’s Non-CiC Cash Severance Amount.
•A lump sum cash payment equal to the employer portion of COBRA premiums for COBRA continuation coverage for the 18-month period following the executive’s termination date.
•All other severance benefits will be provided as described above.
Any equity awards will be governed by the terms of the applicable award agreement and the Equity Plan, rather than the Severance Plan.
Payments and benefits under the Plan are designed to comply with Section 409A of the Internal Revenue Code (the “Code”). In addition, if any payment or benefit under the Severance Plan would constitute an excess parachute payment within the meaning of Section 280G of the Code, the payment or benefit will be reduced to the minimum extent necessary so that no portion of any payment or benefit will constitute an excess parachute payment; provided that, the reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision, or any other tax).
The Company has the right to amend or terminate the Severance Plan at any time and for any reason, provided that the Severance Plan cannot be amended or terminated in a way that impairs the rights of eligible executives on or within 12 months following a Change in Control. If an eligible executive experiences a Qualifying Termination (or in the context of a Change in Control, terminates employment for Good Reason) prior to the effective date of the Severance Plan’s amendment or termination, the executive’s severance benefits will not be reduced by the termination or amendment.

In connection with participation in the Severance Plan, each of the Company’s named executive officers (other than Ms. Levien who, as noted above, does not participate in the Severance Plan) has executed a restrictive covenant agreement, which includes confidentiality and intellectual property assignment provisions and a restriction on soliciting employees and other service providers during employment and for an 18-month period after employment.
The above description is a summary of the terms of the Severance Plan and is subject to and qualified in its entirety by the terms of the Severance Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference, and the form of restrictive covenant agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
CEO Employment Agreement Amendment
The Company and Ms. Kopit Levien entered into an amendment to the CEO Employment Agreement, as previously filed with the SEC and incorporated herein by reference to Exhibit 10.21 on the Company’s Annual Report on Form 10-K, filed with the SEC on February 27, 2025.
The Employment Agreement Amendment lengthens the duration of the post-employment non-solicitation covenant applicable to Ms. Kopit Levien from 15 to 18 months and updates the scope of Ms. Kopit Levien’s non-competition covenant to be more consistent with the Company’s current business.
In addition, in light of the Change in Control severance provisions under the Severance Plan, the Employment Agreement Amendment adds the following enhanced severance terms in the event Ms. Kopit Levien is terminated without Cause or for Good Reason (each as defined in the CEO Employment Agreement) in each case upon or within 12 months following a Change in Control, subject to Ms. Kopit Levien’s execution of an effective release of claims:
•A lump sum cash severance payment equal to two times Ms. Kopit Levien’s base salary.
•A lump sum cash payment equal to the employer portion of COBRA premiums for COBRA continuation coverage for the 24-month period following the date of termination.
•A lump sum cash payment equal to two times Ms. Kopit Levien’s target annual bonus under the AIP for the year of termination.
Lastly, the Employment Agreement Amendment adds a provision addressing Section 280G of the Code. If any payment or benefit would constitute an excess parachute payment within the meaning of Section 280G of the Code, the payment or benefit will be reduced to the minimum extent necessary so that no portion of any payment or benefit will constitute an excess parachute payment; provided that, the reduction will be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided, determined on an after tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision, or any other tax).
The above description is a summary of the terms of the Employment Agreement Amendment and is subject to and qualified in its entirety by the terms of the Employment Agreement Amendment, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	The New York Times Company Executive Severance Plan
10.2	Form of Restrictive Covenant Agreement
10.3	Amendment to the Employment Agreement between the Company and Meredith Kopit Levien, dated as of January 15, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: January 21, 2026	By:	/s/ Diane Brayton
Diane Brayton
Executive Vice President and Chief Legal Officer